EXHIBIT 10.14

OPEN-END MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (OHIO)
(TOTAL INDEBTEDNESS NOT TO EXCEED $105,000,000)

by and from

GLOBAL EXCHANGE SERVICES, INC., “Mortgagor”

to

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
in its capacity as Collateral Agent, “Mortgagee”

Dated as of March 21, 2003

Location: Municipality: County: State:	5347 West 161st Street Brook Park Cuyahoga Ohio

THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING
TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
DESCRIBED HEREIN

RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

O’Melveny & Myers LLP
400 South Hope Street
Los Angeles, California 90071-2899
Attention: Vivian C. Douglas
File #185,550-116

OPEN-END MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (OHIO)
(TOTAL INDEBTEDNESS NOT TO EXCEED $105,000,000)

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE MORTGAGEE PURSUANT TO THIS MORTGAGE AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE MORTGAGEE HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT DATED AS OF MARCH 21, 2003 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG FOOTHILL CAPITAL CORPORATION, AS CREDIT AGENT, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRUSTEE, AND GXS CORPORATION. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS MORTGAGE, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN.

               THIS OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (OHIO) (this “Mortgage”) is dated as of March 21, 2003, by and from GLOBAL EXCHANGE SERVICES, INC., a Delaware corporation (“Mortgagor”), whose address is 100 Edison Park Drive, Gaithersburg, Maryland 20878 to WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, “Agent”) for and representative of the Holders as defined in the Indenture (as hereinafter defined), Agent having an address at 213 Court Street, Suite 902, Middletown, Connecticut 06457, Attention: Corporate Trust Services (Agent, together with its successors and assigns, “Mortgagee”).

RECITALS

               A.    Pursuant to (i) that certain Indenture dated as of March 21, 2003 (as such Indenture may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) among Wells Fargo Bank Minnesota, National Association, as Trustee for the Holders (in such capacity, the “Trustee”), GXS Corporation, a Delaware corporation (the “Company”), as Issuer, and the Guarantors named therein (the “Guarantors”), and (ii) that certain Purchase Agreement dated as of March 14, 2003 (as such Purchase Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among the Company, the Guarantors, and Credit Suisse First Boston, as Initial Purchaser, the Company issued the Senior Secured Floating Rate Notes due 2008 (the “Notes”). Capitalized terms used in this Mortgage without definition have the respective meanings assigned such terms in the Indenture.

               B.    The Liens of the Agent for the benefit of the Holders created hereby are subordinated to the Credit Facility Liens pursuant to the Intercreditor Agreement described in the paragraph first above written, which Intercreditor Agreement includes, in addition to the parties described in such paragraph, Subsidiary Grantors and GSX Holdings, Inc.

               NOW, THEREFORE, in consideration of the premises and in order to induce (a) the Initial Purchaser and the other Holders to acquire the Notes and (b) the Trustee, to enter into the Indenture, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Mortgagor hereby agrees with Mortgagee as follows:

ARTICLE 1
DEFINITIONS

          Section 1.1.   Definitions. As used herein, the following terms shall have the following meanings:

                      (a)      “Mortgaged Property”: All of Mortgagor’s right, title and interest in and to the following: (1) the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Land”) together with all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing and all interests now or in the future arising in respect of, benefiting or otherwise relating to the Land, including, without limitation, easements, rights-of-way and development rights, including all right, title and interest now owned or hereafter acquired by Mortgagor in and to any land lying within the right of way of any street, open or proposed, adjoining the Land, and any and all sidewalks, alleys, driveways, and strips and gores of land adjacent to or used in connection with the Land (which, together with the Land, are collectively referred to as the “Real Property”); (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the “Improvements”); (3) all fixtures, machinery, appliances, goods, building or other materials, equipment, including all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, sewage, fuel or refrigeration, or for ventilating or sanitary purposes, the exclusion of vermin or insects, or the removal of dust, refuse or garbage, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real property hereby encumbered (the “Fixtures”) (the Real Property, Improvements and Fixtures are collectively referred to as the “Premises”); (4) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”); (5) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”); (6) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); (7) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”); and (8) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Premises (the “Condemnation Awards”). As used in this Mortgage, the term “Mortgaged Property” means all or, where the context permits or requires, any portion of the above or any interest therein.

                      (b)      “Note Documents”: Collectively, the Indenture, this Mortgage and the other Security Documents (as defined in the Indenture).

                      (c)      “Obligations”: All obligations and liabilities of every nature of the Company and Mortgagor or any other obligor thereof (including, without limitation, the obligations under the guarantees by Mortgagor and any other obligor thereunder and the obligations under the Registration Rights Agreement but, with respect to the Registration Rights Agreement, only for Liquidated Damages payable thereunder) now or hereafter existing under or arising out of or in connection with Indenture and the Notes, in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to the Company, Mortgagor or any other obligor, would accrue on such obligations, whether or not a claim is allowed against the Company, Mortgagor or such other obligor for such interest in the related bankruptcy proceeding), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Mortgagee, the Trustee or any Holder as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Mortgagor now or hereafter existing under this Agreement.

                      (d)      “Security Agreement”: That certain Security Agreement dated as of the date hereof by and among the Company, each “Grantor” and each “Additional Grantor” (as such terms are defined therein), as Grantors, and Agent, as Secured Party.

                      (e)      “UCC”: The Uniform Commercial Code in the State of Ohio.

ARTICLE 2
GRANT; FUTURE ADVANCES

          Section 2.1.   Grant. To secure the full and timely payment and performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Mortgagee the Mortgaged Property, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

          Section 2.2.   Future Advances; Maximum Amount. This Mortgage shall secure unpaid balances of obligatory loan advances to be made after this Mortgage is delivered to the County Recorder for recording, including, without limitation, unpaid balances of advances made by Mortgagee with respect to the Mortgaged Property for the payment of taxes, assessments and insurance premiums and for the costs incurred for the protection of the Mortgaged Property as provided in Section 5301.233 of the Ohio Revised Code. The total maximum amount of the balance of all unpaid indebtedness secured by this Mortgage (exclusive of interest accrued thereon and not including amounts otherwise advanced for the payment of taxes, assessments, insurance premiums, or costs incurred for protection of the Mortgaged Property, in accordance with the terms of this Mortgage) which may be outstanding at any one time, is the sum of $105,000,000.

ARTICLE 3
WARRANTIES, REPRESENTATIONS AND COVENANTS

          Mortgagor warrants, represents and covenants to Mortgagee and the Holders as follows:

          Section 3.1.   Second Lien Status. Mortgagor shall preserve and protect the Lien priority of this Mortgage and the other Note Documents. If any lien or security interest other than the Permitted Liens is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Indenture (including any requirement to provide a bond or other security satisfactory to Mortgagee).

          Section 3.2.   Payment and Performance. Mortgagor shall pay and perform the Obligations in full when they are required to be paid and performed.

          Section 3.3.   Replacement of Fixtures. Except for sales permitted pursuant to the Indenture, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures owned or leased by Mortgagor to be removed at any time from the Real Property or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is permitted to be removed by the Indenture.

          Section 3.4.   [Intentionally Omitted].

          Section 3.5.   Other Covenants. All of the covenants of the Company to the extent applicable to the Mortgaged Property in the Indenture are incorporated herein by this reference and are hereby made by Mortgagor with respect to the Mortgaged Property. Such covenants, together with covenants in this Article 3, are covenants running with the Land.

          Section 3.6.   Condemnation Awards and Insurance Proceeds.

                      (a)      Condemnation Awards. Upon the occurrence and during the continuation of an Event of Default, Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor. Subject to the terms of the Intercreditor Agreement, all proceeds of any such condemnation or other taking shall be applied in the manner provided for in Section 18 of the Security Agreement.

                      (b)      Insurance Proceeds. Upon the occurrence and during the continuation of an Event of Default, Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property and authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly. Subject to the terms of the Intercreditor Agreement, all such proceeds shall be applied in the manner provided for in Section 18 of the Security Agreement.

          Section 3.7.   Other Property Rights. All easements, leasehold, and other property interests, all utility and other services (including gas, electrical, telephone, water and sewage services and facilities), means of transportation, facilities, other materials and other rights that are reasonably necessary for the operation of the Mortgaged Property in accordance with applicable requirements of law have been procured or are commercially available to the Mortgaged Property at commercially reasonable rates and, to the extent appropriate, arrangements have been made on commercially reasonable terms for such easements, interests, services, means of transportation, facilities, materials, and rights. The Land is taxed separately without regard to any other property and has been subdivided from all other property in compliance with applicable laws. No subdivision or other approval is necessary with respect to the Premises in order for Mortgagor to mortgage, convey, or otherwise deal with the Premises as a separate lot or parcel.

          Section 3.8.   Peaceable Possession. Mortgagor’s possession of the Mortgaged Property has been peaceable and undisturbed and the Mortgagor does not know of any facts by reason of which any adverse claim to any part of the Mortgaged Property or to any undivided interest therein might be set up or made.

          Section 3.9.   Taxes.

                      (a)      Mortgagor shall pay, when due and prior to delinquency, all property and other taxes, assessments and charges imposed or levied by any government authority which create a lien upon the Mortgaged Property or any part thereof (all of which Taxes are hereinafter referred to as “Impositions”). If by law any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Mortgagor may pay the same, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. If at any time after the date hereof there shall be assessed or imposed a license fee, tax or assessment on Mortgagee which is measured by or based in whole or in part upon the amount of the outstanding Obligations, then all such fees, taxes and assessments shall be deemed to be included within the term “Impositions” as defined herein, and Mortgagor shall pay and discharge the same as herein provided with respect to the payment of Impositions, or, if Mortgagor shall not be permitted by law to pay and discharge such Imposition either directly or indirectly, then, at the option of Mortgagee, all obligations secured hereby, together with all interest thereon, shall become immediately due and payable.

                      (b)      Mortgagor has the right, before any delinquency occurs, to contest or object to the amount or validity of any Imposition by appropriate legal proceedings, but this right shall not be deemed or construed in any way as relieving, modifying or postponing Mortgagor’s obligation to pay any such Imposition at the time and in the manner provided herein, unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor’s intent so to contest or object to an Imposition; (ii) Mortgagor has demonstrated to Mortgagee’s satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to a final determination of such proceedings; and (iii) Mortgagor has, or has caused to be, provided such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP or by the appropriate taxing authority.

          Section 3.10.   Utilities. Mortgagor shall pay, when due, all utility charges incurred by Mortgagor for the benefit of the Mortgaged Property, or which may become a charge or lien against the Mortgaged Property, for gas, electricity, water, sewer and all other utility services furnished to the Mortgaged Property, and all other assessments or charges of a similar nature, whether public or private, affecting the Mortgaged Property or any portion thereof, whether or not such assessments or charges are liens thereon.

ARTICLE 4
[Intentionally Omitted]

ARTICLE 5
DEFAULT AND FORECLOSURE

          Section 5.1.   Remedies. If an Event of Default (as defined in the Indenture) shall have occurred and be continuing, Mortgagee may, at Mortgagee’s election, subject to the terms of the Intercreditor Agreement exercise any or all of the following rights, remedies and recourses:

                      (a)      Acceleration. Declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

                      (b)      Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

                      (c)      Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 5.7.

                      (d)      Foreclosure and Sale. Institute appropriate judicial proceedings or proceed with any right or remedy, independent of or in aid of the power of entry hereinbefore conferred, as it may deem best for the protection and enforcement of its rights hereunder or to foreclose the lien hereof, or to enforce any right or remedy available to it under the laws of the State of Ohio, or to cause the Mortgaged Property to be sold as a whole or in parcels under the judgment or decree of a court or courts of competent jurisdiction, or may proceed to protect and enforce its rights by any other legal or equitable remedy as it shall deem most effectual.

                      (e)      Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment and performance of the Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7.

                      (f)      Other. Exercise all other rights, remedies and recourses granted under the Note Documents or otherwise available at law or in equity.

          Section 5.2.   Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

          Section 5.3.   Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee and the Holders shall have all rights, remedies and recourses granted in the Note Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Note Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Holders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or the Holders in the enforcement of any rights, remedies or recourses under the Note Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

          Section 5.4.   Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Note Documents or their lien status in and to the Mortgaged Property. For payment and performance of the Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

          Section 5.5.   Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Mortgagee or the Holders to exercise or the actual exercise of any right, remedy or recourse provided for under the Note Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

          Section 5.6.   Discontinuance of Proceedings. If Mortgagee or the Holders shall have proceeded to invoke any right, remedy or recourse permitted under the Note Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or the Holders shall have the unqualified right to do so and, in such an event, Mortgagor, Mortgagee and the Holders shall be restored to their former positions with respect to the Obligations, the Note Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of

Mortgagee and the Holders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Holders thereafter to exercise any right, remedy or recourse under the Note Documents for such Event of Default.

          Section 5.7.   Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee or the Holders (or the receiver, if one is appointed) in the manner provided for in Section 18 of the Security Agreement.

          Section 5.8.   Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

          Section 5.9.   Additional Advances and Disbursements; Costs of Enforcement.

                      (a)      If Mortgagor fails to pay or perform any of its obligations herein contained (including payment of expenses of foreclosure and court costs), Mortgagee may (but need not), as agent or attorney-in-fact of Mortgagor, make any payment or perform (or cause to be performed ) any obligation of Mortgagor hereunder, in any form and manner deemed expedient by Mortgagee, and any amount so paid or expended (plus reasonable compensation to Mortgagee for its out-of-pocket and other expenses for each matter for which it acts under this Mortgage), with interest thereon at the highest rate charged by Mortgagee on any of the Obligations secured by this Mortgage (but not to exceed the maximum interest rate permitted by law), shall be added to the Obligations hereby secured and shall be repaid to Mortgagee upon demand. By way of illustration and not in limitation of the foregoing, Mortgagee may (but need not) do all or any of the following: make payments of principal or interest or other amounts on any lien, encumbrance or charge on any of the Mortgaged Property; complete construction; make repairs; protect Mortgagee’s interest and security in the Mortgaged Property; collect rents; prosecute collection of the Mortgaged Property or proceeds thereof; purchase, discharge, compromise or settle any tax lien or any other lien, encumbrance, suit, proceeding, title or claim thereof; contest any tax or assessment; redeem from any tax sale or forfeiture affecting the Mortgaged Property; procure and pay for all insurance to be carried by Mortgagor pursuant to the Indenture; and generally to pay for all repairs and improvements to the Mortgaged Property necessary or desirable to secure and protect the Mortgaged Property and Mortgagee’s interest and security in the Mortgaged Property. In making any payment or securing any performance relating to any obligation of Mortgagor hereunder, Mortgagee shall be the sole judge of the legality, validity and amount of any lien or encumbrance and of all other matters necessary to be determined in satisfaction thereof. No such action of Mortgagee shall ever be considered as a waiver of any right accruing to it on account of the occurrence of any matter which constitutes a default or Event of Default.

                      (b)      Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Note Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Mortgage and the other Note Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

          Section 5.10.   No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Mortgagee or the Holders under the Note Documents, at law or in equity shall cause Mortgagee or any Holder to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Holder to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

          Section 5.11.   Actions by Mortgagee to Preserve the Mortgaged Property. If Mortgagor fails to make any payment or do any act as and in the manner provided in this Mortgage, Mortgagee, in its sole and absolute discretion, without obligation so to do and without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation, may make such payment or do such act in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. In connection therewith (without limiting Mortgagee’s general powers), Mortgagee shall have and is hereby given the right, but not the obligation, subject to the terms of the Intercreditor Agreement, (i) to enter upon and take possession of the Mortgaged Property; (ii) to make additions, alterations, repairs and Improvements to the Mortgaged Property which it may consider necessary or proper to keep the Mortgaged Property in good condition and repair; (iii) to appear and participate in any action or proceeding which affects or may affect the security hereof or the rights or powers of Mortgagee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which, in Mortgagee’s judgment, may affect or appear to affect the security of this Mortgage; and (v) in exercising such powers, to employ counsel or other necessary or desirable experts or consultants. Mortgagor shall, immediately upon demand therefor by Mortgagee, pay all costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing rights, including cost of evidence of title, court costs, appraisals, surveys, and reasonable attorneys’ fees, together with interest thereon from the date incurred at the interest rate then in effect under any Note. In addition, Mortgagee shall be and hereby is authorized and empowered to do, as mortgagee, all things provided to be done in the mechanics’ lien laws of the State of Ohio (including, without limitation, Section 1311.14 of the Ohio Revised Code), and all acts amendatory or supplementary thereto. All such costs and expenses together with interest thereon shall be secured by this Mortgage.

          Section 5.12.   Due On Sale. In order to induce (a) the Initial Purchaser and the other Holders to acquire the Notes and (b) the Agent, as Trustee, to enter into the Indenture, Mortgagor agrees that, except as otherwise expressly permitted under the Indenture, in the event of any “transfer” of the Mortgaged Property without the prior written consent of Mortgagee, Mortgagee has the absolute right at its option, without prior demand or notice, to declare all sums secured by this Mortgage immediately due and payable. Consent to one such transaction will not be deemed to be a waiver of the right to require consent to future or successive transactions.

Mortgagee may grant or deny such consent in its sole discretion and, if consent is given, any such transfer will be subject to this Mortgage, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption will not, however, release Mortgagor, the Company or any maker or guarantor of the Obligations from any liability thereunder without the prior written consent of Mortgagee and Holders. As used herein, “transfer” includes the direct or indirect sale, agreement to sell, transfer, conveyance, pledge, collateral assignment or hypothecation of the Mortgaged Property, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, the execution of any installment land sale contract or similar instrument affecting all or a portion of the Mortgaged Property, or the lease of all or substantially all of the Mortgaged Property. The term “transfer” also includes a Change of Control in the Company or Mortgagor.

ARTICLE 6
ASSIGNMENT OF RENTS AND LEASES

          Section 6.1.   Assignment. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice to Mortgagor by Mortgagee (any such notice being hereby expressly waived by Mortgagor to the extent permitted by applicable law).

          Section 6.2.   Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage, Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

          Section 6.3.   Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

          Section 6.4.   No Merger of Estates. So long as part of the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

ARTICLE 7
SECURITY AGREEMENT

          Section 7.1.   Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Mortgaged Property. To this end, Mortgagor grants to Mortgagee a security interest in the Mortgaged Property which is personal property to secure the payment and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Mortgaged Property which is personal property sent to Mortgagor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

          Section 7.2.   Financing Statements. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor is a corporation duly organized under the laws of the State of Delaware and, except as otherwise expressly provided in the Indenture, shall not change the state of its organization without less than twenty (20) days prior written notice to Mortgagee.

          Section 7.3.   Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. For purposes of the UCC, the following information concerning the security interest herein granted is furnished in order that this Mortgage shall comply with the requirements of the UCC for mortgages to be effective as financing statements filed as a fixture filing:

                      (a)      The name of the Debtor (Mortgagor) is: Global eXchange Services, Inc., a Delaware corporation, having an address as set forth in the first paragraph of this Mortgage, whose organizational number is 2384604 and FEIN is 52-1865641.

                      (b)      The name of the Secured Party (Mortgagee) is: Wells Fargo Bank Minnesota, National Association, having an address as set forth in the first paragraph of this Mortgage.

                      (c)      Information concerning the security interest evidenced by this instrument may be obtained from the Secured Party at its address above.

ARTICLE 8

[Intentionally Omitted]

ARTICLE 9
MISCELLANEOUS

          Section 9.1.   Notices. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 24 of the Security Agreement.

          Section 9.2.   Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Indenture and the other Note Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

          Section 9.3.   Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Obligations and shall bear interest at a rate which is 2% per annum in excess of the interest rate payable under the Notes; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.3.

          Section 9.4.   Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee, the Holders, and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

          Section 9.5.   No Waiver. Any failure by Mortgagee or the Holders to insist upon strict performance of any of the terms, provisions or conditions of the Note Documents shall not be deemed to be a waiver of same, and Mortgagee or the Holders shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

          Section 9.6.   Indenture. If any conflict exists between this Mortgage and the Indenture, the Indenture shall govern.

          Section 9.7.   Release or Reconveyance. Upon payment and performance in full of the Obligations, or upon a sale or other disposition of the Mortgaged Property permitted by the Indenture, Mortgagee, at Mortgagor’s expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

          Section 9.8.   Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee or the Holders.

          Section 9.9.   Applicable Law. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

          Section 9.10.   Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

          Section 9.11.   Entire Agreement. This Mortgage and the other Note Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, this Mortgage and the other Note Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

          Section 9.12.   Mortgagee as Agent; Successor Agents.

                       (a)       Mortgagee has been appointed to act as Agent hereunder by the Holders. Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property), subject to the terms of the Intercreditor Agreement, in accordance with the terms of the Indenture, any related agency agreement among Mortgagee and the Holders (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Mortgage. Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Mortgagee, without inquiry into the existence of required consents or approvals of the Holders therefor.

                       (b)       Mortgagee shall at all times be the same Person that is Agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Mortgagee under this Mortgage. Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Mortgagee under this Mortgage. Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Mortgagee under this Mortgage. Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Mortgage, and the retiring or removed Mortgagee shall promptly (i) assign and transfer to such successor Mortgagee all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Mortgagee such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the liens and security interests created under this Mortgage. After any retired or removed Agent’s resignation or removal hereunder as Mortgagee, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Mortgagee hereunder.

          Section 9.13.   Severability. If any provision of this Mortgage is or becomes invalid, illegal or unenforceable, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Mortgage shall remain in full force and effect.

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          IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:	GLOBAL EXCHANGE SERVICES, INC., a Delaware corporation
	By:	/s/ Bruce E. Hunter Name: Bruce E. Hunter Title: Senior Vice President

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